AGRILINK FOODS, INC.

                       THIRD AMENDMENT TO CREDIT AGREEMENT

To the Agents and Lenders
   Party to the Credit Agreement
   referred to below

Gentlemen:

     We refer to the Credit Agreement dated as of September 23, 1998 among Agrilink Foods, Inc. as Borrower, Pro-Fac Cooperative, Inc., Linden Oaks Corporation and Kennedy Endeavors, Incorporated as Guarantors, Harris Trust and Savings Bank individually and as Administrative Agent, Bank of Montreal Chicago Branch individually and as Syndication Agent and the other lenders from time to time parties thereto as amended and currently in effect between us (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement.

     Upon receipt by the Administrative Agent of counterparts hereof which, taken together, bear the signatures of the Borrower, the Guarantors and the Required Lenders, the Credit Agreement shall be amended as follows.

     1. Definition of the Term "Subsidiary". The definition of the term "Subsidiary: appearing in Section 1 of the Credit Agreement shall be amended by adding the following at the end thereof:

          "Anything contained hereinabove or in GAAP to the contrary notwithstanding, for all purposes of this Agreement and the other Loan Documents (i) Agripac Sub shall not be or be treated as a Subsidiary of the Parent (but it shall be deemed an Affiliate thereof and of the Subsidiaries of the Parent if and so long as it meets the definition of that term) and (ii) the assets, liabilities and results of operations of Agripac Sub shall not be consolidated with those of the Parent for purposes of determining compliance with any covenant contained in this Agreement."

     2. New Definition. Section 1 of the Credit Agreement shall be amended by adding the following definition thereto in proper alphabetical order:

          "Agripac Sub" shall mean a corporation in which the Parent has a direct equity interest formed for the purpose of acquiring and operating the frozen food business (and related assets) of Agripac, Inc. an Oregon cooperative corporation as debtor and debtor in possession."

     3. Section 4.4(b)(i) (Mandatory Prepayments Out of Fixed Asset Proceeds). The first parenthetical clause appearing in the first sentence of Section 4.4(b)(i) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

          "(i.e., gross cash proceeds less the sum of (i) out of pocket expenses and property and transfer taxes incurred in effecting the sale or other disposition of the fixed or capital assets in question, (ii) the amount, as reasonably estimated by the seller, of income, capital gains and similar taxes which it will be required to pay solely as a result of the sale or other disposition of the fixed or capital assets in question and (iii) the proceeds applied to the repayment of liens on the assets sold or disposed of)."

     4. Section  4.6(a)  (General   Provisions  on  Place  and  Application  of
Payments). Section 4.6(a) of the Credit Agreement shall be amended by adding the following paragraph at the end thereof:

          "If any mandatory prepayment made pursuant to Section 4.4(b) hereof would require all or any part of a LIBOR Portion to be paid other than on the last day of the Interest Period then applicable thereto and as a result thereof the Company could be required to reimburse an affected Lender for a loss, cost or expense pursuant to Section 3.8(a) hereof then in that event at the request of the Company the Administrative Agent shall hold the amount of the prepayment which would otherwise have been applied to the affected LIBOR Portions and shall remit the same to the Lenders entitled thereto on the last day of such Interest Period. No such prepayment shall be deemed applied to the Loans until the date the Lenders entitled thereto receive the same. All funds held by the Administrative Agent pursuant to this paragraph shall be and constitute collateral security for the Loans to which the same is to be applied and may at the request of the Company be invested in investments of the type described in clauses (a) or (b) of
     Section 8.17 hereof, interest bearing accounts of the Administrative Agent or other high grade investments approved by the Administrative Agent maturing in each case no later than the last day of the Interest Period applicable to the affected LIBOR Portions, all such investments to be and constitute collateral security for the Loans in respect of which the deposit was made. Any investment earnings on any such investments shall be remitted to the Company if and so long as no Event of Default has occurred and is continuing."

     5. Section 8.5 (Financial Reports). Section 8.5 of the Credit Agreement shall be amended by striking the word "and" at the end of clause (c) thereof, redesignating clause (d) thereof as clause (e) thereof and by adding the following as clause (d):

          "(d) if and so long as the Parent has any equity interest in Agripac Sub (i) within 45 days after the close of each quarterly fiscal period of Agripac Sub a copy of the balance sheet, statement of operations and statement of cash flow of Agripac Sub for such period prepared in accordance with GAAP and the notes thereto, all certified (subject to year end audit adjustments which are not expected to be material) by the chief financial officer of Agripac Sub and (ii) within 90 days after the close of each fiscal year of Agripac Sub a copy of the audit report for such year and accompanying financial statements including a balance sheet, statement of operations and statement of cash flow for Agripac Sub prepared in accordance with GAAP and the notes thereto certified by independent public accountants of recognized standing selected by Agripac Sub (provided that the year end financial statements called for by this clause (ii) need only be audited if and so long as such audits are required by Agripac Sub's lenders); and"

     6. Section  8.17  (Acquisitions,   Investments,  Loans  and  Advances  and
Guaranties). Section 8.17 of the Credit Agreement shall be amended by adding the following at the end thereof:

          "For purposes of this Section 8.17, the acquisition by Agripac Sub of the frozen vegetable business (and related assets) of Agripac Inc. an Oregon cooperative corporation as debtor and debtor in possession shall not be treated as an indirect acquisition thereof by the Parent."

     7. Section 8.18 (Restricted Payments). Section 8.18 of the Credit Agreement shall be amended by inserting the phrase "Class A" immediately preceding the phrase "common stock" in subpart (iv) of clause (b) thereof, by striking the word "and" immediately preceding subpart (v) of clause (b) thereof and by adding the following at the end thereof:

          "(vii) pay dividends or make distributions to the holders of its Class B common stock in amounts which in no event exceed cash dividends paid by Agripac Sub to the Parent and (without duplication) cash payments made by Agripac Sub to the Parent out of its earnings (i.e., revenues less costs, including the commercial market value of crops purchased from the Parent) on the sale of products made from crops sold by the Parent to Agripac Sub and (viii) acquire, redeem or retire its Class B common stock and any other membership or equity interests issued to the holders of Class B common stock in their capacities as such solely in direct or indirect exchange for the transfer of its equity interest in Agripac Sub to the holders thereof."

     8. Section 8.20 (Sales of Assets). Section 8.20 of the Credit Agreement shall be amended by adding the following at the end thereof:

          "The foregoing to the contrary notwithstanding, the Parent may at any time dispose of its equity interest in Agripac Sub."

     9. Exhibit L (the Excluded Assets). Exhibit L to the Credit Agreement shall be amended by adding the following thereto:

          "15. Shares of capital stock of Agripac Sub."

         Except as specifically amended hereby, all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Third Amendment to Credit Agreement need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby. This Third Amendment to Credit Agreement may be executed in counterparts, and by separate parties hereto on separate counterparts each to constitute an original but all but one and the same instrument. This Third Amendment to Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois

         Dated as of the 16th day of February 1999.

                 AGRILINK FOODS, INC.

                         By    /s/ Earl L. Powers
                               -------------------------------------------------
                               Its  VP
                                    --------------------------------------------

                 PRO-FAC COOPERATIVE, INC.


                         By    /s/ Earl L. Powers
                               -------------------------------------------------
                               Its  VP
                                    --------------------------------------------


                 LINDEN OAKS CORPORATION
                        By     /s/ Timothy J. Benjamin
                               -------------------------------------------------
                               Its  President
                                    --------------------------------------------

                 KENNEDY ENDEAVORS, INCORPORATED
                         By    /s/ Earl L. Powers
                               -------------------------------------------------
                               Its  VP
                                    --------------------------------------------



 Accepted and agreed to as of the date last above written.

                 HARRIS TRUST AND SAVINGS BANK,
                   individually and as Administrative Agent,
                   Issuing Bank and Swing Lender


                         By    /s/ Karen A. Knudsen
                               -------------------------------------------------
                               Its  Vice President
                                    --------------------------------------------
                 BANK OF MONTREAL, individually and as
                   Syndication Agent


                         By    /s/ Michael W. Hedrick
                               -------------------------------------------------
                               Its  Director
                                    --------------------------------------------